Exhibit 99.1

Celgene Announces Acquisition of Receptos July 14, 2015

Agenda 2 Bob Hugin, Celgene Chairman & Chief Executive Officer • Strategic Overview Scott Smith, Celgene President of Global Inflammation and Immunology • Enhancing the I&I Franchise Peter Kellogg, Celgene Executive Vice President & Chief Financial Officer • Transaction Overview Mark Kreston, Celgene Corporate Vice President, Global Marketing I&I • Ozanimod Opportunity in IBD and MS

Forward Looking Statements and Adjusted Financial Information

This presentation contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

In addition to unaudited financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Further information relevant to the interpretation of adjusted financial measures, and reconciliations of these adjusted financial measures to the most comparable GAAP measures, may be found on our website at www.Celgene.com in the "Investor Relations" section.

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Additional Information on the Tender Offer The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Receptos. At the time the tender offer is commenced, Celgene and its wholly owned subsidiary, Strix Corporation, intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Receptos intends to file a Solicitation/Recommendation Statement on Schedule 14D - 9 with respect to the tender offer. Celgene, Strix Corporation and Receptos intend to mail these documents to the stockholders of Receptos. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND RECEPTOS STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Stockholders of Receptos will be able to obtain a free copy of these documents (when they become available) and other documents filed by Receptos, Celgene or Strix Corporation with the SEC at the website maintained by the SEC at www.sec.gov . In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from Celgene. 4

Agenda 5 Bob Hugin, Celgene Chairman & Chief Executive Officer • Strategic Overview Scott Smith, Celgene President of Global Inflammation and Immunology • Enhancing the I&I Franchise Peter Kellogg, Celgene Executive Vice President & Chief Financial Officer • Transaction Overview Mark Kreston, Celgene Corporate Vice President, Global Marketing I&I • Ozanimod Opportunity in IBD and MS

Our Mission and Vision Celgene is building a preeminent global biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for unmet medical needs in cancer and immune - inflammatory diseases 6

OUR FOCUS: Executing on Five Strategic Imperatives Operational excellence Capitalizing on strength in Hematology Expanding the Oncology franchise Sustaining innovation and long - term growth Building an Immunology & Inflammation franchise 7

Operational Excellence • Exceptional Q2:15 Financial Performance (preliminary) – Total Revenue of approximately $2.28 billion, 22% year - over - year increase – Adjusted EPS of approximately $1.23, including a $0.06 gain on the sale of an equity investment, 37% year - over - year increase • Significant Operational Accomplishments in the H1 of 2015 – Six approvals in major markets – Advancing 15 pivotal trials across the in - line brands and pipeline portfolio • Strong Momentum Expected Through the Remainder of 2015 – Total Net Product Sales between $9.0 to $9.5 billion, in - line with earlier FY guidance – Raising adjusted EPS guidance to $4.75 - $4.85, inclusive of the Receptos impact, compared to earlier guidance of $4.60 - $4.75 Delivering Financial & Operational Performance 8

Sustaining Innovation and Long - Term Growth • Added Significant Next - generation Growth Drivers – Deals with AstraZeneca, Juno, and Receptos enhance our existing pipeline by adding the potential of 4 product approvals in multiple diseases by 2020 – Accelerated revenue and earnings growth expected beyond 2020 • Expanded Our Immuno - Oncology Foundation – AstraZeneca and Juno collaborations are highly complementary – Comprehensive strategy activating innate and adaptive immunity • Enhancing Our I&I Franchise with the Receptos Acquisition – Ozanimod is a strong strategic fit with blockbuster potential – Robust combined portfolio addressing $ 70B marketplace with up to 10 indications Investing in the Future from a Position of Strength 9

Ozanimod Is a Strong Strategic Fit with Significant Potential

Strong Strategic Fit

- ✓ Established mechanism of action with broad applicability across a range I&I diseases
- ✓ Potential disruptive oral therapy for chronic care markets
- ✓ Enhances our inflammatory bowel disease (IBD) portfolio

High Potential Therapy

- ✓ Potential best-in-class profile demonstrated in ulcerative colitis (UC) and multiple sclerosis (MS)
- ✓ Phase III trials in UC and RMS underway; data expected beginning in H1:17 with first approvals in 2018
- ✓ Expected peak sales of $4 to $6 billion with intellectual property protection extending to 2030+

Well-Aligned with Existing Pipeline

- ✓ Complementary to OTEZLA®, GED-0301 and CC-220
- ✓ Potential for paradigm-changing early utilization in markets with high unmet medical need
- ✓ Multi-indication potential including Crohn's disease (CD), lupus and psoriasis

Financially Compelling

- ✓ Leverages existing I&I capabilities and future IBD commercial infrastructure
- ✓ Neutral to adjusted EPS in 2018; accretive beginning in 2019
- ✓ Raising 2020 targets to $21B+ in revenue (+$1B) & $13.00+ in adjusted EPS (+$0.50)

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Agenda 11 Bob Hugin, Celgene Chairman & Chief Executive Officer • Strategic Overview Scott Smith, Celgene President of Global Inflammation and Immunology • Enhancing the I&I Franchise Peter Kellogg, Celgene Executive Vice President & Chief Financial Officer • Transaction Overview Mark Kreston, Celgene Corporate Vice President, Global Marketing I&I • Ozanimod Opportunity in IBD and MS

Receptos is a Strong Strategic Fit for Celgene I&I Disruptive I&I Products • Ozanimod is a potential best - in - class oral S1P receptor modulator in late - stage development presenting a $4B - $6B peak sales opportunity • Ozanimod advancing in Phase III for Ulcerative Colitis and Relapsing Multiple Sclerosis with tremendous potential across multiple indications • Second product candidate, RPC4046, an IL - 13 antibody in Phase II for Eosinophilic Esophagitis, an orphan disorder with no FDA approved drugs Robust Ozanimod Clinical Data • Phase II TOUCHSTONE trial in UC, met key clinical and endoscopic endpoints for both induction and maintenance • Phase II RADIANCE trial in RMS, met the primary efficacy endpoint and all key secondary endpoints • Potential to offer an improved cardiac profile, reduced hepatoxicity and faster lymphocyte recovery versus currently marketed S1P drugs Differentiated Asset Targeting Large Markets • IBD is a $ 9 B market today with very few effective treatment options, especially for moderate - to - severe disease • Ozanimod could be the first S1P receptor modulator approved for IBD • RMS is a $20B market today and Ozanimod has the potential to be highly differentiated versus current therapies 12 Receptos Enhances our I&I Franchise with Additional Cornerstone Product

Combined Robust and Deep I&I Pipeline


Programs and Indications
Pre-Clinical
Phase I
Phase II
Phase III
Reg. Approval
OTEZLA (PDE4 inhibitor)
Psoriatic Arthritis
Psoriasis
Behçet Syndrome
Ankylosing Spondylitis
Atopic Dermatitis
Ulcerative colitis
GED-0301 (Smad7 antisense oligo)
Crohn's Disease
Ulcerative Colitis (planned)
Ozanimod (S1PR modulator)
Relapsing Multiple Sclerosis
Ulcerative Colitis
Crohn's Disease (planned)
RPC 4046 (IL-13 inhibitor)[1]
Eosinophilic Esophagitis
Sotatercept (ACT2RB fusion protein)
Renal Anemia / Bone
CC-292 (BTKi)
B-Cell Mediated Disease/ RA
CC-220 (CELMod)
Lupus
CC-90001 (JNK1i)
IPF / Liver Fibrosis
CC-90005 (PKC-θi)
Psoriasis/ other indications
GLP-1 receptor modulator
Type 2 Diabetes
Celgene existing
Receptos

[1] Under co-development option with AbbVie

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Phase III Ozanimod Data Expected Beginning in H1:17 14 • RADIANCE: Phase II / III trial in R elapsing Multiple Sclerosis – Enrollment completed in March 2015 – Data expected in H1:17 • SUNBEAM: Phase III trial in Relapsing Multiple Sclerosis – Enrollment initiated December 2014 – Data expected in H1:17 • TRUE NORTH: Phase III trial in Ulcerative Colitis – Enrollment initiated in July 2015 – Data expected in 2018 Ozanimod: Key Expected Clinical Milestones

Accelerating Momentum in the I&I Portfolio Celgene existing Receptos 15 1 Under co - development option with AbbVie Multiple Blockbuster Products Expected in I&I Significant Growth through 2020 and beyond OTEZLA ® PsA / Psor 2014 Ozanimod RMS 2018E Ozanimod UC 2019E GED - 0301 CD 2019E

Celgene I&I Targets Sizable Evolving Markets with a Portfolio of Disruptive Oral Therapies 16 Celgene I&I Portfolio Rheumatology Dermatology Gastroenterology / IBD Neuro - Inflammation Therapeutic Area Market Size ($B) 2014E 2020E $27 $34 $11 $17 $9 $15 $20 $27 Total ($B) $67 $93 Targeted Indications Products • PsA • Behçet’s • AS • SLE • Sjogrens • Psoriasis • Atopic Dermatitis • CD • UC • EoE • RMS CC - 220 Ozanimod Ozanimod GED - 0301 Ozanimod RPC - 4046 Ozanimod The Celgene I&I portfolio will target the majority of a $90 - $100B market in 2020 Footnote: Expansion of Ozanimod in Rheumatology and Dermatology planned Source : Evaluate Pharma

Agenda 17 Bob Hugin, Celgene Chairman & Chief Executive Officer • Strategic Overview Scott Smith, Celgene President of Global Inflammation and Immunology • Enhancing the I&I Franchise Peter Kellogg, Celgene Executive Vice President & Chief Financial Officer • Transaction Overview Mark Kreston, Celgene Corporate Vice President, Global Marketing I&I • Ozanimod Opportunity in IBD and MS

Ozanimod: Potential Best-in-Class Oral S1PR Modulator
Transformational Potential in UC, MS and Beyond

Product Attributes:

Intrinsic Properties:
- Highly selective for S1P1 & S1P5
- Negligible S1P3 activity = less CV tox
- PK – delayed C_{max}, $T_{1/2}$, V_d
- No pro-drug

Dose-Attuned Titration Schedule

Treatment Benefits:

Potential for Improved Cardiac Profile (HR, QTc)

Potential for Reduced Hepatotoxicity

Rapid Lymphocyte Recovery

Broad Applications for Clinical Development

UC (Ulcerative Colitis)	MS (Multiple Sclerosis)	CD (Crohn's Disease)
Psoriasis	AD (Atopic Dermatitis)	SLE (Systemic Lupus Erythematosus)

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Ozanimod: A Potentially Transformational Profile in UC Ozanimod Induction of Remission and Response Mucosal Healing Once - daily Oral Dosing AEs & SAEs Similar to Placebo Rapid Onset of Efficacy 32 - Week Maintenance 19 x Novel oral treatments x Effective treatments to induce clinical response and to maintain remission x Therapies that are well tolerated with limited side effects x Safe (non - immunosuppressive ) and effective therapy; reduction of corticosteroid use x Alternative disruptive MOAs Unmet Needs in IBD Differentiated Clinical Profile Current profile based on Phase II

Tremendous Opportunity for Ozanimod to Disrupt the UC Treatment Paradigm Expected Positioning of UC Treatments 1 st line treatment 2 nd line treatment 3rd line treatment Last line treatment 5 - Aminosalicylates Immunosuppressants and Corticosteroids Tysabri ® Ozanimod Remicade ® Humira ® Entyvio ® 45% 37% 18% Majority of >1.3 million Patients with UC are Moderate to Severe Potential to be used as first line drug of choice in moderate to severe UC patients 20 55% Mild Moderate Severe

6.2% 9.3% 8.5% 16.4% 16.5% 17.3% 0% 5% 10% 15% 20% Ozanimod Wk 8 Phase II Humira Wk 8 Phase III Ozanimod Wk 32 Phase II Humira Wk 52 Phase III TOUCHSTONE Trial Results Reveal Transformational Potential for Ozanimod in the Treatment of Moderate - to - Severe UC • Efficacy: – Met primary efficacy and all secondary endpoints for patients on 1 mg dose after 8 weeks of treatment (induction) – Met primary efficacy and all secondary endpoints for patients on 1 mg dose after 32 weeks of treatment (maintenance) • Safety: G enerally favorable and consistent with prior studies – Incidence of adverse events across active treatment groups and placebo appeared similar – No new safety signals observed – Changes in heart rate generally modest during first 6 hours after administration – Rates of liver enzyme elevations observed were low Placebo Ozanimod 1.0mg Humira All key endpoints achieved Data presentation expected in H2 21 Cross Trial Comparison with Humira in UC

x Therapies that offer improved disease control for relapsing forms of MS x Additional safe and well - tolerated oral therapies x Therapies appropriate for long - term use x Agents that halt and / or reverse disability Unmet Needs in RMS Differentiated Clinical Profile Current profile based on Phase II Ozanimod Addresses Significant Unmet Medical Needs in Relapsing Multiple Sclerosis 22 Ozanimod Reduction in GdE lesions Favorable Cardiac Profile (HR, QTc ) Once - daily Oral Dosing Generally Well Tolerated Reduced Annualized Relapse Rate Favorable Hepatotox

Orals to Represent 60 - 70% of the $27B MS Market in 2020 $0 $15 $494 $1,204 $3,029 $5,957 $17,500 $0 $5,000 $10,000 $15,000 $20,000 2009 2010 2011 2012 2013 2014 2020E Ozanimod: Best - in - Class S1P1 Potential for Utilization in First - Line RMS * = Oral treatment Newly diagnosed 1 st line treatment • Cycling • New therapies will be introduced 2 nd line treatment • 1 st line failures • Tolerability issues Last line treatment • Salvage treatment Beta Interferons / Copaxone ® Ozanimod * Gilenya ® * Aubagio ® * Daclizumab Lemtrada™ Ocrelizumab Tysabri ® JC virus negative patients Tecfidera ® * 23 Expected Positioning of RMS Treatments Explosive growth expected in MS oral revenues ($mm) Source : Company reports and Evaluate Pharma

Ozanimod Phase II Efficacy Comparison to GILENYA ® and TECFIDERA ® 82% 55% 90% 53% 74% 44% 86% 31% 86% 53% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% GD+ Lesion Reduction* ARR Reduction* GILENYA FREEDOMS (0.5mg qd) TECFIDERA DEFINE (240mg bid) TECFIDERA CONFIRM (240mg bid) Ozanimod 0.5mg Phase II * Reduction vs. Placebo 24 Cross Trial Comparisons of Select Oral MS Therapies

Agenda 25 Bob Hugin, Celgene Chairman & Chief Executive Officer • Strategic Overview Scott Smith, Celgene President of Global Inflammation and Immunology • Enhancing the I&I Franchise Peter Kellogg, Celgene Executive Vice President & Chief Financial Officer • Transaction Overview Mark Kreston, Celgene Corporate Vice President, Global Marketing I&I • Ozanimod Opportunity in IBD and MS

Acquisition leverages our commercial structure / expertise, further diversifies revenue and enhances long - term growth Transaction Overview 26 Consideration Financing Financial benefits Other • All - cash consideration of $232 per share • Total transaction value of $7.2 billion, net of cash • Sources of cash: mix of new debt and cash • Committed bridge financing in place • Plan to access debt capital markets for permanent funding • Adjusted EPS impact: $ 0.40 to $ 0.25 dilutive in 2016 and 2017, respectively; break - even in 2018; accretive beginning in 2019 • Raising 2020 targets: total net product sales $21B +; adjusted EPS $13.00+ • Significant growth driver beyond 2020: peak Ozanimod sales of $4 to $6 billion • Strong combined balance sheet • Resulting capital structure consistent with financial strategy and investment grade profile • Transaction expected to close in Q3:15 • Maintains financial flexibility for additional value creating transactions and share buyback

Celgene Announces Acquisition of Receptos July 14, 2015

Reconciliation Tables